Exhibit 99.1
Selected Financial Data
The following table sets forth our selected consolidated financial data as of and for the years ended September 30, 2010, 2009, 2008, 2007 and 2006.

	Year Ended September 30,
	2010 (1)	2009 (1)	2008 (1)	2007 (1)	2006 (1)
Consolidated Statement of Operations Data:
(in thousands, except per share data)
Net revenue	$376,926	$343,849	$337,769	$399,492	$378,471
Impairment of long-lived assets and goodwill	$66,822	$42,000	$—	$—	$458
(Loss) income from continuing operations before income taxes	$(65,718)	$(32,048)	$27,817	$29,402	$(937)
(Loss) income from continuing operations, net of taxes	$(50,485)	$(41,252)	$7,982	$8,433	$(8,139)
Income from discontinued operations, net of taxes	$2,114	$(9,030)	$13,008	$3,094	$19,595
Net (loss) income	$(48,371)	$(50,282)	$20,990	$11,527	$12,576

(Loss) earnings from continuing operations attributable to MedCath Corporation common stockholders per share, basic	$(2.55)	$(2.09)	$0.40	$0.40	$(0.44)
(Loss) earnings from continuing operations attributable to MedCath Corporation common stockholders per share, diluted	$(2.55)	$(2.09)	$0.40	$0.39	$(0.42)
(Loss) earnings per share, basic	$(2.44)	$(2.55)	$1.05	$0.56	$0.67
(Loss) earnings per share, diluted	$(2.44)	$(2.55)	$1.04	$0.54	$0.64

Weighted average number of shares, basic	19,842	19,684	19,996	20,872	18,656
Weighted average number of shares, diluted	19,842	19,684	20,069	21,511	19,555

Balance Sheet and Cash Flow Data:
(in thousands)
Total assets	$494,538	$590,448	$653,456	$678,567	$785,849
Total long-term obligations	$99,841	$115,063	$121,875	$148,484	$274,962

Net cash provided by operating activities	$43,294	$63,633	$52,008	$58,225	$65,634
Net cash (used in) provided by investing activities	$(16,956)	$(63,790)	$(5,805)	$(28,591)	$10,064
Net cash used in financing activities	$(41,009)	$(50,210)	$(78,028)	$(80,116)	$(22,165)

Selected Operating Data (consolidated) (a):
Number of hospitals	5	4	4	4	5
Licensed beds (b)	466	396	332	244	356
Staffed and available beds (c)	380	310	272	242	354
Admissions (d)	18,762	15,836	17,010	22,494	23,789
Adjusted admissions (e)	28,163	23,301	23,274	31,510	32,806
Patient days (f)	69,956	60,763	61,259	75,751	79,651
Adjusted patient days (g)	105,467	89,281	83,541	105,680	109,670
Average length of stay (h)	3.73	3.84	3.60	3.37	3.35
Occupancy (i)	50.4%	53.7%	61.7%	85.8%	61.6%
Inpatient catheterization procedures (j)	7,986	7,348	9,048	10,481	10,372
Inpatient surgical procedures (k)	4,555	4,200	3,975	5,154	5,321
Hospital net revenue	$362,552	$324,286	$316,389	$375,037	$351,669

(1)	Such financial data has been updated to reflect the reclassification of the historical financial results of TexSAn Heart Hospital as discontinued operations.

(a)	Selected operating data includes consolidated hospitals in operation as of the end of the period reported in continuing operations but does not include hospitals which were accounted for using the equity method or as discontinued operations in our consolidated financial statements. During the fourth quarter of fiscal 2007, Harlingen Medical Center ceased to be a consolidated subsidiary due to the sale of a portion of the hospital.

(b)	Licensed beds represent the number of beds for which the appropriate state agency licenses a facility regardless of whether the beds are actually available for patient use.

(c)	Staffed and available beds represent the number of beds that are readily available for patient use at the end of the period.

(d)	Admissions represent the number of patients admitted for inpatient treatment.

(e)	Adjusted admissions is a general measure of combined inpatient and outpatient volume. We computed adjusted admissions by dividing gross patient revenue by gross inpatient revenue and then multiplying the quotient by admissions.

(f)	Patient days represent the total number of days of care provided to inpatients.

(g)	Adjusted patient days is a general measure of combined inpatient and outpatient volume. We computed adjusted patient days by dividing gross patient revenue by gross inpatient revenue and then multiplying the quotient by patient days.

(h)	Average length of stay (days) represents the average number of days inpatients stay in our hospitals.

(i)	We computed occupancy by dividing patient days by the number of days in the period and then dividing the quotient by the number of staffed and available beds.

(j)	Inpatients with a catheterization procedure represent the number of inpatients with a procedure performed in one of the hospitals’ catheterization labs during the period.

(k)	Inpatient surgical procedures represent the number of surgical procedures performed on inpatients during the period.